Exhibit 99.1

Sona Mobile Holdings Corp. Appoints Mike Fields, EVP of Action Gaming,

to Its Board of Directors

NEW YORK, NY -- (MARKET WIRE) -- 08/08/06 -- Sona Mobile Holdings Corp. (OTCBB: SNMB) announced today that Mike Fields has been appointed to its Board of Directors. As a result, the Board consists of five members, four of which are "independent."

With over ten years of gaming industry experience, Mr. Fields is currently an Executive Vice President for Action Gaming, where he was recruited by Ernie Moody, inventor of Triple Play Poker and President of Action Gaming.

"I am pleased to welcome Mike to the Sona Mobile Board of Directors," commented Shawn Kreloff, Sona Mobile Chairman and CEO. "He is a seasoned Gaming Executive with a broad variety of experience including Sales, Marketing and Product Development. Mike's contacts in the gaming industry are remarkable; he has held management positions with several major gaming companies including Mikohn Gaming, Silicon Gaming, and International Game Technology in which he has helped shape the direction of video wagering games."

Mr. Field's Board appointment results from Action Gaming's participation in Sona's recent private placement offering, whereby Action Gaming joined Shuffle Master, Inc. (NASDAQ: SHFL) in the investment. Action Gaming is the creator of some of the most popular gaming content, including Triple Play Draw Poker, Five Play Draw Poker, Spin Poker, Hundred Play Draw Poker, Super Times Pay Poker and Five Play Multi-Strike Poker.

"I am incredibly excited to be joining the Sona Board," stated Mike Fields. "I expect to be closely involved with business development projects specifically related to wireless gaming that will enable both companies to ideally expand reach and share in the gaming market."

About Sona Mobile Holdings Corp.

Sona Mobile Holdings Corp. is a leading provider of secure mobile solutions for gaming and entertainment applications as well as access to financial and enterprise information. Sona's technology delivers a rich client experience without compromising performance or security. Sona's key differentiator is the innovative Sona Wireless Development Platform (SWP) and 3D mobile methodology. The SWP architecture works across a wide range of mobile devices and operating systems, including Research In Motion's BlackBerry® and Microsoft Corp's Windows Mobile® lines, without compromising performance or security. Sona's global strategic alliance with Shuffle Master, Inc. utilizes the SWP to provide users with wireless in-casino gaming.

Founded in 2000, Sona has offices and subsidiaries in the United States and Canada. For more information, visit the company Web site at www.sonamobile.com.

About Action Gaming

Action Gaming is a privately held company, headquartered in Las Vegas, Nevada. Action Gaming is dedicated to the invention, design and innovation of video poker games and other games of chance. Working together with its exclusive manufacturing and distribution partner IGT, Action Gaming has brought dozens of video poker games to market with more than 17,000 games in the field at any given time across North America. Some of the company's most popular games include Triple Play Draw Poker, Five Play Draw Poker, Spin Poker, Hundred Play Draw Poker, Super Times Pay Poker and Five Play Multi-Strike Poker.

Forward-Looking Statements

Certain statements made in this press release are "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934 regarding the plans and objectives of management for future operations and market trends and expectations. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties. Our plans and objectives are based, in part, on assumptions involving the continued expansion of our business. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that our assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved. The terms "we," "our," "us," or any derivative thereof, as used herein refer to Sona Mobile Holdings Corp., a Delaware corporation, and its predecessors.

Contact:

Sona Mobile Holdings Corp. Alicia Collins

1-866-274-4040

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